                                                                    EXHIBIT 4.14


                              CERTIFICATE OF TRUST

                                       OF

                             COUNTRYWIDE CAPITAL IV

        This Certificate of Trust of Countrywide Capital IV dated November 20, 2001, is hereby duly executed and filed by the undersigned, as trustees of Countrywide Capital IV, for the purpose of forming a business trust under the Delaware Business Trust Act, 12 Del. C. Section 3801 et seq. The undersigned, as trustees, do hereby certify as follows:

        1. Name. The name of the business trust formed hereby (the "Trust") is "Countrywide Capital IV."

        2. Delaware Trustee. The name and business address of the trustee of the Trust which has its principal place of business in the State of Delaware, as required by 12 Del. C. Sec. 3807(a), is The Bank of New York (Delaware), White Clay Center, Route 273, Newark, Delaware 19711.

        3. Effective Date. This Certificate of Trust shall be effective as of the date of its filing.

        IN WITNESS WHEREOF, the undersigned, being the sole trustees of the Trust at the time of filing of this Certificate of Trust, have executed this Certificate of Trust as of the date first above written.


                                        ----------------------------------------
                                        Name: Sandor E. Samuels
                                        Title: Regular Trustee


                                        ----------------------------------------
                                        Name:  Thomas K. McLaughlin
                                        Title: Regular Trustee


                                        ----------------------------------------
                                        Name: Jennifer Sandefur
                                        Title: Regular Trustee


                                        The Bank of New York (Delaware),
                                        as Delaware Trustee

                                        By:
                                           -------------------------------------
                                        Name:
                                        Title: